United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 25, 2024
Date of Report (Date of earliest event reported)
Priority Technology Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37872	47-4257046
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2001 Westside Parkway
Suite 155
Alpharetta,	Georgia	30004
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (800) 935-5961

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.001 par value	PRTH	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of (1933 §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                        Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.      Results of Operations and Financial Condition.
Priority Technology Holdings, Inc. ("PRTH" or the "Company"), the platform for unified commerce that delivers integrated payments and banking at scale, today pre-released its preliminary results for the first quarter of 2024.
For the quarter, total revenue was $205.7 million, which is 11.2% growth over the prior year's first quarter. Adjusted Gross Profit of $76.4 million is 21.2% growth from the first quarter of 2023 and represents a 37.2% gross margin (up 310 bps from prior year's first quarter). Adjusted EBITDA of $46.3 million is 23.1% higher than the first quarter of 2023.
The Company will release its first quarter financial and operating results as scheduled on Thursday, May 9, 2024, and host a conference call and webcast to review its first quarter financial and operating results. A question and answer session will follow. The conference call and webcast are scheduled for Thursday, May 9, 2024 at 11:00am Eastern Time.
This Current Report on Form 8-K (this “Current Report”) includes certain non-GAAP financial measures that we regularly review to evaluate our business and trends, measure our performance, prepare financial projections, allocate resources, and make strategic decisions. We believe these non-GAAP measures help to illustrate the underlying financial and business trends relating to our results of operations and comparability between current and prior periods. We also use these non-GAAP measures to establish and monitor operational goals. However, these non-GAAP measures are not superior to or a substitute for prominent measurements calculated in accordance with GAAP. Rather, the non-GAAP measures are meant to be a complement to understanding measures prepared in accordance with GAAP.
The Company's adjusted gross profit metric represents revenues less cost of revenue (excluding depreciation and amortization). Adjusted gross profit margin is adjusted gross profit divided by revenues. We review these non-GAAP measures to evaluate our underlying profit trends. The reconciliation of adjusted gross profit to its most comparable GAAP measure is provided below:

(in thousands)	Three Months Ended March 31,
	2024	2023
Revenues	$205,701	$185,028
Cost of revenue (excluding depreciation and amortization)	(129,280)	(121,966)
Adjusted gross profit	$76,421	$63,062
Adjusted gross profit margin	37.2%	34.1%
Depreciation and amortization of revenue generating assets	(3,900)	(2,959)
Gross profit	$72,521	$60,103
Gross profit margin	35.3%	32.5%
EBITDA and adjusted EBITDA are performance measures. EBITDA is earnings before interest, income tax, and depreciation and amortization expenses ("EBITDA"). Adjusted EBITDA begins with EBITDA but further excludes certain non-cash costs, such as stock-based compensation and the write-off of the carrying value of investments or other assets, as well as debt extinguishment and modification expenses and other expenses and income items considered non-recurring, such as acquisition integration expenses, certain professional fees, and litigation settlements. We review the non-GAAP adjusted EBITDA measure to evaluate our business and trends, measure our performance, prepare financial projections, allocate resources, and make strategic decisions.

The reconciliation of adjusted EBITDA to its most comparable GAAP measure is provided below:

(in thousands)	Three Months Ended March 31,
	2024	2023
Net income (loss)	$5,193	$(506)
Interest expense	20,880	17,699
Income tax expense (benefit)	2,582	(133)
Depreciation and amortization	15,253	18,048
EBITDA	43,908	35,108
Selling, general and administrative (non-recurring)	798	437
Non-cash stock-based compensation	1,634	1,936
Non-cash other losses	—	159
Adjusted EBITDA	$46,340	$37,640

Further detail of certain of these adjustments, and where these items are recorded in our consolidated statements of operations, is provided below:

(in thousands)	Three Months Ended March 31,
	2024	2023
Selling, general and administrative expenses (non-recurring):
Certain legal fees	450	376
Professional, accounting and consulting fees	189	61
Other expenses, net	159	—
	$798	$437
The preliminary financial and operating results contained in this Current Report are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are not guarantees of future performance. Our actual results could differ, and potentially adversely, from those discussed or implied herein. See “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements” and the Company’s financial statements and related notes included in its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q for additional information regarding factors that could result in differences between the preliminary financial results and the actual financial results the Company will report.
The information furnished within this Item 2.02 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits – The following exhibit is furnished as part of this Current Report on Form 8-K.

Exhibit Number	Description
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 25, 2024

PRIORITY TECHNOLOGY HOLDINGS, INC.

By: /s/ Timothy O'Leary
Name: Timothy O'Leary
Title: Chief Financial Officer